EXHIBIT 10.9

                              CONSULTING AGREEMENT


      THIS AGREEMENT is entered into on this 14th day of April, 1998, at Houston, Texas, between GK INTELLIGENT SYSTEMS, INC., a Delaware corporation ("Corporation" or "GKIS") and JOHN F. GRIBI ("GRIBI").

      WHEREAS, GKIS is in the business of providing artificial intelligence based education, training and performance support and is based in Houston, Texas; and

      WHEREAS, GKIS desires that GRIBI consult with GKIS on the establishment of retail distribution for the Company's products in the domestic and international marketplace, including all aspects of the accounting and managerial systems and requirements related thereto and and, when appropriate and time permits, make himself reasonably available to mentor and advise the directors, officers and management of GKIS and assist in the screening for and recruiting of a person to fill the CFO and any other requested managerial positions; and

      WHEREAS, GKIS desires that GRIBI become an advisor and mentor to the management of GKIS in the management, accounting and financing of all phases of retail product development, sourcing, scheduling and distribution; and

      WHEREAS, GRIBI desires to acquire an equity interest in the Corporation's common stock; and

      WHEREAS, GKIS considers it to be in its best interest that GRIBI assume a position on the GKIS Board of Directors;

      NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

      1. AGREEMENT TO PROVIDE CONSULTING SERVICES. Upon election by consent of a majority the shareholders of GKIS, GRIBI agrees to assume a position on the GKIS Board of Directors for the term of this agreement. In this capacity, GRIBI agrees to act as an adviser to GKIS and mentor to its management, and subject to any confidentiality obligations incumbent upon him, to apprise GKIS of financial and management developments as GRIBI in his sole discretion shall deem appropriate. In addition, GRIBI agrees to help GKIS establish financial, accounting and managerial systems for the anticipated growth of the Corporation, making himself reasonably available to mentor and advise GKIS directors, officers and management periodically during the term of this agreement, all on a part-time, consulting basis as the parties mutually agree.

      2. POSITION ON GKIS BOARD OF DIRECTORS. The Corporation, acting through its

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existing Board of Directors, will appoint GRIBI to the Board of Directors for the term of this agreement.

      3.    COMPENSATION.

            a. INITIAL GRANT OF OPTIONS. As compensation for the services to be rendered hereunder and upon execution of this agreement, GKIS will grant to GRIBI options (the "Options") to purchase Three Hundred Thousand (300,000) shares of GKIS common restricted stock (the "Shares") for a strike price $2.3125 per share. The effective date of this grant will be the date of this agreement. The agreed fair market value of the Options shall be $ 2.3125 per share, the closing price for freely trading shares as of that date.

            b. VESTING AND EXERCISE. One-twelfth of the Options, that is, options for twenty-five thousand (25,000) shares, shall vest each month during the term of this agreement, beginning with the month in which this agreement is executed. Unvested Options may be subject to forfeiture or cancellation for non-performance of this Agreement, as set out herein. Vested Options will be exercisable on the sixtieth day following the close of the month in which they vest. The options expire five years after the end of the month in which they vest.

            c. CONSULTING FEES. In addition to the Options, GKIS will pay GRIBI One Thousand Five Hundred Dollars ($1,500.00) per day for specific consulting services at such times and places as he and the Board agree should be rendered to the Corporation. GKIS will also pay GRIBI's necessary and ordinary expenses incurred in providing services under this agreement. GKIS will pay these consulting fees and expenses upon presentation of invoices together with usual and customary documentation. The parties may execute additional written agreements as to such consulting services and/or expenses as GRIBI or the Board may require.


      4.    ADJUSTMENTS TO OPTIONS.

            a. ADJUSTMENTS IN GENERAL. The aggregate number or type of shares of Common Stock with respect to which Options are granted hereunder, the number or type of shares of Common Stock subject to each outstanding Option, and the Option price per share for each such Option may all be appropriately adjusted, as the Board may determine, for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, consolidation, payment of a share dividend, or other similar increase or decrease.

            b. SALE, MERGER OR CONSOLIDATION. Subject to any required action by the stockholders, if the Company shall be a party to a transaction involving a sale of substantially all its assets, a merger, or a consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of Common Stock would be

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      entitled to receive as a result of such transaction; provided, however, that all unexercised Options may be canceled by the Company as of the effective date of any such transaction by giving notice to the holders of such Options of its intention to do so, and by permitting the exercise of such Options during the 30-day period immediately after the date such notice is given.

            c. DISSOLUTION. In the case of dissolution of the Company, every Option outstanding hereunder shall terminate; provided, however, that each Option holder shall have 30 days' prior written notice of such event, during which time each shall have a right to exercise his or her partly or wholly unexercised Options.

            d. DETERMINATION BY BOARD. On the basis of information known to the Company, the Board shall make all determinations under this Section 4, including whether a transaction involves a sale of substantially all the Company's assets; and all such determinations shall be conclusive and binding on the Company and all other persons.


      5. ISSUANCE OF SHARES UNDER OPTIONS. The obligation of the Company to sell and deliver Common Stock under Options (the "Shares") shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, if deemed necessary or appropriate by the Board, of the Common Stock reserved for issuance upon exercise of Options. In the case of officers or other persons subject to Section 16(b) of the Securities Exchange Act of 1934, the Board may at any time impose any limitations upon the exercise, delivery and payment of any Option which, in the Board's discretion, are necessary in order to comply with Section 16(b) and the rules and regulations thereunder. The Option holder shall have no rights as a stockholder with respect to any Shares covered by an Option, or exercised by the holder, until the date of delivery of a stock certificate to the holder for such shares. No adjustment other than pursuant to Section 4 hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

      6. PRIOR AGREEMENTS. Except as set out herein, this Agreement supersedes and is in lieu of any and all prior or contemporaneous agreements, communications or understandings, whether written or unwritten, verbal or tacit, or implied by prior dealings, between and among any of the parties, their predecessors or affiliates with respect to the matters set out herein and therein, respectively.

      7. AMENDMENT IN WRITING. No amendment, modification or change to this agreement shall be binding unless in writing, signed by all the parties hereto.

      8. AGREEMENT BINDING. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, administrators, executors, legal representatives, successors, and assigns (including remote, as well as immediate, successors to

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and assignees of said parties).

      9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF GRIBI. GRIBI represents, warrants and agrees as follows:

            a. NO REGISTRATION. GRIBI is aware that the Shares have not been registered nor is registration contemplated under the Securities Act of 1933, and accordingly, that the Shares must be held indefinitely unless they are subsequently registered under said Act or unless, in the opinion of counsel for the Corporation, a sale or transfer may be made without registration thereunder. GRIBI agrees that any certificates evidencing the Shares may bear a legend restricting the transfer thereof consistent with the foregoing and that a notation may be made in the records of the Corporation restricting the transfer of the Shares in a manner consistent with the foregoing.

            b. NO PREEMPTIVE RIGHTS. GRIBI acknowledges and agrees that he has no preemptive rights with respect to the Shares to be conveyed hereunder.

      10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF GKIS. GKIS represents, warrants and agrees as follows:

            a. AUTHORITY. GKIS is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets it now owns or holds under lease, and to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of all the transactions contemplated thereby have been duly authorized by all necessary corporate action on behalf of GKIS. The persons signing on behalf of GKIS are duly authorized to do so and this Agreement will be binding upon GKIS. GKIS is not subject to any lien or encumbrance of any kind nor subject to any agreement, instrument, order, or decree of any court or government body which would prevent consummation of the transaction contemplated by this agreement.

            b. TAX OBLIGATIONS. GKIS has filed all tax returns required to be filed and paid all taxes and assessments due, including interest and penalties (the "Taxes"). There are no unpaid Taxes that are or could become a lien on the property or assets of GKIS, except for current Taxes not yet due and payable or accrued payroll taxes which will be paid not later than April 30, 1998.

            c. NO SUITS PENDING. There are no actions, suits, or proceedings pending, outstanding or threatened, against or affecting GKIS or any of the assets, properties or business of GKIS at law or in equity, or before or by any

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governmental authority, except as set out in its filings with the SEC or otherwise disclosed to GRIBI.

            d. NO VIOLATIONS OF LAWS. To the best of its knowledge, GKIS is not in default or violation under any law, ordinance or regulation, or with respect to any order, writ, injunction, decree, or demand of any court or any governmental authority, or in the payment of any indebtedness for borrowed money or under the terms or provisions of any agreement or instrument evidencing or security any such indebtedness.

            e. GOVERNMENTAL AGENCIES. GKIS will comply with the requirements of all applicable laws, regulations, and requirements pertaining to GKIS.

            f. INFORMATION PROVIDED. To the best of its knowledge, all information provided by GKIS to GRIBI was and is accurate in all material respects and did not or does not, to the best of GKIS's knowledge, omit any information necessary to make such information and documentation not misleading.

            g. FINANCIAL STATEMENTS. GKIS has delivered to GRIBI its audited annual report for the fiscal year ended May 31, 1997, as set out in its Form 10K-SB, and its latest unaudited quarterly financial statements, as set out in its Form 10Q-SB. The financial statements present fairly the financial position and results of operations of GKIS.

            h. LICENSES AND PERMITS. GKIS has all licenses, permits, approvals, consents, orders, rights and other authorizations which are necessary in order to enable it to conduct its business as currently conducted.

            i. NO UNDISCLOSED LIABILITIES. Except as set out in its audited annual report or quarterly unaudited financial statements, GKIS has no liabilities or obligations other than those incurred since November 30, 1997, in the ordinary course of business, consistent with prior practice and not in the aggregate materially adverse.

            j. NO CONFLICT WITH OTHER DOCUMENTS. Neither the execution and delivery of this agreement nor the carrying out of this transaction will result in any violation, termination or modification of, or be in conflict with GKIS's charter documents or bylaws, any contract or agreement to which GKIS is a party or is bound, or result in the creation of any lien or encumbrance upon any of the properties or assets of GKIS.

            k. ACKNOWLEDGMENT OF GRIBI'S FIDUCIARY OBLIGATIONS TO THIRD PARTIES. GKIS understands, acknowledges and agrees that GRIBI was a high level employee of COMPAQ COMPUTER CORPORATION and is an officer or director of other corporations, and thus may have a fiduciary relationship towards one or more third parties, including his former employer and that, in such capacity,

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      GRIBI is subject to certain ethical and business constraints with respect to certain materials of third parties which may be confidential, trade secret, proprietary or otherwise subject to restrictions on its use or dissemination by GRIBI. GKIS acknowledges and agrees that it will not constitute a breach of this agreement for GRIBI to comply with these obligations to their full legal, moral and ethical limitations in GRIBI's sole discretion. GKIS further understands and agrees that nothing contained in this Agreement shall require GRIBI to take any action in violation of any of the obligations described above.

            l. STATUS OF SHARES TO BE ISSUED. All issued shares of capital stock of GKIS are, and upon issuance to GRIBI in accordance with the terms of this Agreement, the Shares will also be, duly authorized, validly issued and fully-paid and non-assessable. The Shares to be issued by GKIS hereunder are, and will be when issued, free and clear of all encumbrances, except as set out in this agreement.

      11. TERM OF AGREEMENT. This agreement shall be for one (1) year unless terminated by either party pursuant to the provisions contained herein.

      12. TERMINATION OF AGREEMENT. This agreement may be terminated as follows:

            a. ILLNESS OR OTHER INCAPACITY. If GRIBI, during the term of this Agreement, shall fail to perform his duties hereunder as a result of illness or other incapacity which shall continue for a period of more than twelve weeks, the Corporation shall have the right to terminate this Agreement and the employment hereunder as of a date to be specified in a written notice of termination sent to GRIBI, such date to be not less than thirty (30) days following receipt of said notice. Any remaining unvested Options shall fully vest as of the date of termination.

            b. CONDUCT. If GRIBI shall willfully violate any law; embezzle or otherwise steal from the Corporation; use liquor or drugs to an extent which has a visible detrimental effect on his services; conduct himself publicly or privately in a manner which offends against decency or causes him to be held in public ridicule or causes public scandal, the Corporation shall have the right to terminate this contract and employment hereunder upon notice given in the manner specified in 12.a. In the event of termination under this Subparagraph 12.b., vesting of the Options shall cease, GKIS shall have no further obligation to GRIBI under this agreement, and unvested Options shall be canceled.

            c. UNILATERAL TERMINATION, IF ANY, BY GRIBI. GRIBI may terminate this Agreement and employment hereunder effective as of a date to be specified in a written notice of termination, such date to be not less than thirty (30) days after delivery of the notice. All vesting of the Options shall cease as of the end of the

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      month during which termination is effective, and unvested Options shall be canceled. Upon the effective date of such termination, other than the exercise of vested Options pursuant to the terms of this agreement, GKIS shall have no further obligation to GRIBI under this agreement.

            d. VESTING OF OPTIONS AFTER TERMINATION FOR DEATH OR DISABILITY. If GRIBI shall die during the term of this Agreement, his legal representative or executor shall be entitled to receive any compensation, including Options, which is unpaid and accrued from the date of his last payment until the date of his death, and this agreement shall terminate. All unvested Options shall immediately vest upon GRIBI's death or disability, as defined in subparagraph a. above. GRIBI or his legal representative or executor, as appropriate, shall be entitled to exercise vested options.

            e. TERMINATION FOR CAUSE OTHER THAN CONDUCT. GKIS may terminate this agreement during the initial term if the Board of Directors determines that GRIBI has failed to perform his duties hereunder for a period of at least six months, and such failure is not due to illness or disability. Such termination shall be effective as of a date to be specified in a written notice of termination, such date to be the end of a month not less than thirty (30) days after delivery of the notice, provided that during such 30-day (or greater) period GRIBI shall have opportunity to contest such termination to a meeting of the entire Board of Directors and the Board shall agree by a majority vote of its members that GRIBI shall be terminated for cause, and all vesting of Options shall cease as of such date. Unvested Options shall be canceled as of such date.

      13. NOTICES. All notices required hereunder shall be sent via certified mail, postage prepaid, if to GKIS, in care of Rod Norville, Esq., 5555 San Felipe, Suite 625, Houston, Texas, 77056, and if to GRIBI, in care of John F. Gribi, P.O. Box 956, Wolfsboro, NewHampshire 03894-0956.

      14. CHOICE OF LAW. The parties agree that this agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, excluding any principle or provision thereof that would require application of the laws of any other jurisdiction.

      15. ARBITRATION. If the parties have any disagreement or dispute arising in connection with this agreement or the subject matter of this agreement that cannot be resolved amicably among the parties, such dispute shall be resolved in the City of Houston, State of Texas, United States of America, in the English language under the Rules of Civil Procedure of the State of Texas by one or more arbitrators appointed in accordance with said rules.

      16. CONFIDENTIAL INFORMATION. GRIBI shall hold in fiduciary capacity for the benefit of GKIS all secret or confidential information, knowledge or data relating to GKIS or any of its

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affiliated companies, and their respective businesses, which shall have been obtained by GRIBI during GRIBI's employment by GKIS or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by GRIBI or representatives of GRIBI in violation of this Agreement). After termination of GRIBI's employment with GKIS, GRIBI shall not, without the prior written consent of GKIS or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than GKIS and those designated by it.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year set forth above.


                                    GK INTELLIGENT SYSTEMS, INC



                                    By:_____________________________
                                         GARY KIMMONS, C.E.O.



                                    --------------------------------
                                    JOHN F. GRIBI



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